Exhibit 99

Taubman Centers, Inc. 200 East Long Lake Road Suite 300 Bloomfield Hills, Michigan 48304-2324	T 248.258.6800 www.taubman.com

CONTACT:
Karen Mac Donald
Taubman, Director, Communications
248-258-7469
kmacdonald@taubman.com

Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

THE PIER SHOPS AT CAESARS TRANSFERRED TO THE MORTGAGE LENDER

BLOOMFIELD HILLS, Mich., November 14, 2011 - - Taubman Centers, Inc. (NYSE:  TCO) today announced the mortgage lender for The Pier Shops at Caesars (Atlantic City, N.J.) completed the foreclosure on the property.  Title to the property has been transferred to the mortgage lender and management of the center is being transitioned to Cushman & Wakefield of Pennsylvania on behalf of C-III Asset Management as special servicer.  As a result, Taubman has been relieved of $135 million of debt obligations plus accrued interest associated with the property.

The 295,000 square foot shopping center, which opened in 2006, sits at the midpoint of the Atlantic City Boardwalk on a pier over the Atlantic Ocean.  Taubman acquired a minority interest in the development of The Pier Shops in January 2005.  In early 2007, management and leasing of the property was assumed by Taubman and its interest was increased to 77.5 percent.  In the third quarter of 2009, in the face of a weakened economy and with the challenges of significant new gaming competition in Pennsylvania, the company announced it would discontinue financial support of the center and recognized an impairment charge of $108 million ($102 million Taubman’s share.)

The company has been recognizing non-cash charges to Funds from Operations (FFO) and net losses from the center, including the impact of default interest on the center’s mortgage debt.  For the nine months ended September 30, 2011, these charges have totaled $(0.16) per diluted share of FFO and $(0.24) per diluted common share of net loss. Charges accrue through the date of disposition.  In addition the company expects to recognize in the fourth quarter of 2011 a non-cash accounting gain estimated to be in excess of $120 million, representing the difference between the book value of the center’s debt and other obligations extinguished and the net book value of the property.

-more-

The Pier Shops /2

Taubman Centers is a real estate investment trust engaged in the development, leasing and management of regional and super regional shopping centers. Taubman's 26 U.S. owned, leased and/or managed properties, the most productive in the industry, serve major markets from coast to coast. Taubman Centers is headquartered in Bloomfield Hills, Michigan and its Taubman Asia subsidiary is headquartered in Hong Kong. Founded in 1950, Taubman celebrated its 60th anniversary in 2010.  For more information about Taubman, visit www.taubman.com.

References in this press release to “Taubman Centers,” “company” or “Taubman” mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities.  Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to the continuing impacts of the U.S. recession and global credit environment, other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.
#   #   #